UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020
________________________________________________________________________________________________________________
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________________________________________________________________

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street,	Richmond,	Virginia	23230
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
_______________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.000% Notes due 2023	MO23A	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board and Executive Changes

On April 14, 2020, Howard A. Willard III informed the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) of his decision to retire as a director of the Company and as Chairman and Chief Executive Officer after 28 years of distinguished service to the Company and its subsidiaries, effective on April 14, 2020. Accordingly, Mr. Willard also will not stand for reelection to the Board at the Company’s 2020 Annual Meeting of Shareholders. The Company also announced that on April 16, 2020, the Board elected William F. Gifford, Jr. to become the Company’s Chief Executive Officer effective April 16, 2020.

On April 16, 2020, the Board elected Salvatore Mancuso to become the Company’s Executive Vice President and Chief Financial Officer and Thomas F. Farrell II, formerly independent Presiding Director of the Board, to be independent Chairman of the Board, each effective April 16, 2020.

Mr. Gifford, age 49, previously served as the Company’s Vice Chairman and Chief Financial Officer and has been continuously employed by the Company or its subsidiaries in various positions since 1994.

Mr. Mancuso, age 54, previously served as the Company’s Senior Vice President, Finance and Procurement and has been continuously employed by the Company or its subsidiaries in various positions since 1990.

Retirement Arrangements with Former Chairman and Chief Executive Officer

Mr. Willard will receive a pro-rated payment of $537,900 under the Company’s 2020 annual incentive award plan, reflecting individual and Company performance ratings at target. In addition, in light of Mr. Willard’s 28 years of distinguished service, the Compensation and Talent Development Committee of the Board (“Compensation Committee”) agreed to pay Mr. Willard (i) an $8,775,291 cash payment in lieu of the outstanding stock awards granted in 2018 and 2019 (137,308 restricted stock units (“RSUs”) and 97,451 performance stock units (“PSUs”) at target) that he forfeited immediately after his retirement and (ii) accrued dividends corresponding to the PSUs. Mr. Willard forfeited his 2020 stock awards and will not receive a cash payment in lieu of those awards. Mr. Willard will also be entitled to payments and benefits generally available to departing employees under the terms of the Company’s benefit plans.

Mr. Willard will also receive 64 weeks of base salary continuation and 52 weeks of service credit for purposes of the Company’s defined benefit pension plans.

The foregoing payments will be contingent upon Mr. Willard signing a customary Agreement and General Release.

The Company’s annual incentive award program and other executive compensation programs are more fully described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement for its 2020 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on April 2, 2020), which discussion is incorporated into this Item 5.02 by reference.

In addition, in connection with Mr. Willard’s retirement, the Time Sharing Agreement between Mr. Willard and Altria Client Services LLC will be terminated effective April 14, 2020. A copy of the Time Sharing Agreement was filed previously as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Mr. Willard will remain subject to the restrictive covenants and other terms of the Executive Confidentiality and Non-Competition Agreement between the Company and Mr. Willard for the period set forth in that agreement. A copy of the form of the Executive Confidentiality and Non-Competition Agreement was filed previously as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.

Compensation of New Chief Executive Officer and New Chief Financial Officer

As a result of Mr. Gifford’s election as Chief Executive Officer, his new salary band will be band A. On April 16, 2020, the Compensation Committee set his annual base salary at $1,250,000, which is consistent for salary band A employees. In connection with his appointment, Mr. Gifford received a special grant of RSUs valued at $2,100,000 and PSUs valued at $1,400,000. The RSUs and any PSUs earned will vest on April 16, 2025. The actual number of PSUs that will be earned will range between 0% and 156% of target, depending on actual performance during the 2020-2022 performance period.

Mr. Gifford’s annual incentive award plan, long-term incentive plan (“LTIP”) and annual equity award targets are consistent with current salary band A targets as follows: Mr. Gifford’s annual incentive award plan target is 150% of base salary and his annual equity award target is $5.4 million. The Compensation Committee approved in early 2020 the transition to an LTIP design resulting in overlapping three-year plans starting in 2020 with a new three-year plan commencing each year. Once this transition is complete (beginning with the 2022-2024 performance period), the target for Mr. Gifford’s LTIP award will be 250% of his base salary. Prior to that time, his targets will be 183% of the 250% for the 2020-2022 performance period and 117% of the 250% for the 2021-2023 performance period.

The Compensation Committee also approved an annual allowance of $125,000 for Mr. Gifford’s personal use of Company aircraft. The Compensation Committee considered the potential value of Mr. Gifford’s personal aircraft usage in determining the other components of his total compensation.

As a result of Mr. Mancuso’s election as Executive Vice President and Chief Financial Officer, his new salary band will be band B. On April 16, 2020, the Compensation Committee set his annual base salary at $650,000. Mr. Mancuso’s annual incentive award plan, LTIP and annual equity award targets are consistent with current salary band B targets as follows: Mr. Mancuso’s annual incentive award plan target is 95% of base salary and his annual equity award target is $1.75 million. Once the transition to the overlapping three-year LTIP plans is complete, the target for Mr. Mancuso’s LTIP award will be 140% of his base salary. Prior to that time, his targets will be 183% of the 140% for the 2020-2022 performance period and 117% of the 140% for the 2021-2023 performance period.

A copy of the press release that the Company issued in connection with the matters described above is attached as Exhibit 99.1 and is incorporated by reference in Item 5.02 of this Current Report on Form 8-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the matters described in Item 5.02 of this Current Report on Form 8-K, the Board approved, on April 16, 2020, amendments to the Company’s Amended and Restated By-Laws to reflect the Board’s decision to split the roles of Chairman of the Board and Chief Executive Officer and create the independent Chairman position, along with various conforming changes. These amendments became effective as of April 16, 2020. The Company made conforming changes to its Corporate Governance Guidelines, which are available on the Company’s website.

A copy of the Company’s Amended and Restated By-Laws reflecting these amendments is attached as Exhibit 3.1 and is incorporated by reference in Item 5.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Amended and Restated By-Laws of Altria Group, Inc. (effective as of April 16, 2020)
	99.1	Altria Group, Inc. Press Release, dated April 17, 2020
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and Associate
General Counsel

DATE:    April 17, 2020

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